UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2006

Neuro-Hitech, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51887	20-4121393
(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 1503, New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 594-1215
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 16, 2006, Neuro-Hitech, Inc., a Delaware corporation (“NHI”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with QA Acquisition Corp., a Delaware corporation, QA Merger LLC, a Delaware limited liability company, Q-RNA, Inc., a Delaware corporation (“Company”) and Dr. David Dantzker, as the “Representative” of the Company security holders (“Company Securityholders”). The Merger Agreement provides for the acquisition by merger of the Company by NHI (the “Merger”).

The Merger consideration consists of an aggregate of: (i) 1,800,000 shares of NHI common stock, (ii) warrants to purchase 700,000 shares of NHI common stock at an exercise price of $13 per share, and (iii) warrants to purchase 700,000 shares of NHI common stock at an exercise price of $18 per share. The number of $13 warrants and $18 warrants to be issued as Merger consideration will each be reduced by half the number of Company options outstanding and assumed as of the closing of the Merger. Based upon the number of Company options currently outstanding, the $13 warrants and $18 warrants would each be reduced by approximately 100,000 shares.

Under the terms of the Merger Agreement, upon the effectiveness of Merger, (i) all the outstanding convertible debentures, preferred stock and common stock of Company will be exchanged or converted into NHI common stock and warrants to purchase NHI common stock, (ii) NHI will assume all outstanding options to purchase shares of common stock of Company, and (iii) all of the issued and outstanding capital stock of QA Acquisition Corp. will be converted into an equal number of shares of Company’s common stock.

The NHI common stock issued as Merger consideration will be subject to a lock-up of up to two years (the “Lock-Up”), and therefore not freely transferable during such time period. If at least 180 days has passed since the closing of the Merger, the Lock-Up shall be of no further force or effect upon the first date on which (A) the average daily trading volume for the preceding 10 consecutive trading days of NHI common stock is at least 150,000 shares, as reported by Bloomberg.com (or its successor), and (B) the average closing price for the preceding 10 consecutive trading days of one share of NHI common stock is at least 2.5 times the per share purchase price (but not in excess of $15.00 per share) in the next transaction or series of related transactions occurring after the closing of the Merger, which sale or sales result in aggregate proceeds for the NHI of at least $9.3 million, or such lesser amount as may be approved by the principal Company Securityholders.

NHI will provide certain rights to registration under the Securities Act of 1933 of the NHI common stock issued in the Merger and issued upon exercise of the warrants issued in the Merger to the Company Securityholders pursuant to a registration rights agreement to be entered into concurrently with the closing of the Merger.

Under the terms of the Merger Agreement, NHI will continue the Company’s relationship with Dr. David Dantzker and Dr. Donald F. Weaver and will enter into employment relationships with William McIntosh, as Chief Operating Officer, and William Wong, as Vice President of Product Development. In addition, NHI’s board of directors will add Mr. McIntosh and Dr. Dantzker to NHI’s board of directors.

Closing of the Merger is subject to customary conditions, including (1) the accuracy of representations and warranties, (2) the absence of any materially adverse change in the business or financial condition of the Company, (3) approval of the Merger by Company Securityholders and (4) closing on the offering described below.

NHI has also concurrently entered into an agreement to sell in a private offering, to certain private equity firms and their affiliates, including the principal Company Securityholders, up to 604,878 shares of its common stock and warrants to purchase 302,439 shares of its common stock for $3.1 million (the “Offering”). The exact number of shares and warrants to be sold in the Offering will depend upon the purchase price, which will be equal to the greater of $5.125 per share or a 20% discount to the average market price per share of the NHI common stock for the 20 trading days preceding the closing of the Merger. The exercise price of the warrants will be $7.00 per share. The proceeds from the sale of these securities is part of an authorized private offering of up to $9.3 million of NHI common stock and warrants. The closing of the Offering is subject to customary closing conditions, including the accuracy of the representations and warranties and the consummation of the Merger. The securities issued in the Offering will be provided anti-dilution protection for subsequent sales of securities by NHI up to $9.3 million when aggregated with the Offering (the “Subsequent Offering”). Upon the closing of the Subsequent Offering, the Company will issue to the Company Securityholders that participated in the Offering (the “Initial Investors”), a number of additional shares of common stock that would result in the Initial Investors holding an aggregate number of shares of common stock equal to what such Initial Investors would have been able to purchase had they purchased securities in the Subsequent Offering. The number of shares issuable upon exercise of the warrants issued in the Offering will be similarly adjusted. If warrants are issued in the Subsequent Offering with a lower exercise price than the warrants issued in the Offering, the exercise price of the warrants issued in the Offering would be adjusted to equal the exercise price of the warrants issued in the Subsequent Offering.

NHI will agree to file a registration statement under the Securities Act of 1933 within 60 days after the closing of the Offering, registering for resale the NHI common stock issued in the Offering and issuable upon the exercise of the warrants issued in the Offering pursuant to a registration rights agreement to be entered into concurrently with the closing of the Offering.

The Merger and the Offering are expected to be completed in November 2006.

Item 3.02. Unregistered Sales of Equity Securities.

The securities to be issued in connection with the Merger and to be issued in the Offering are expected to be exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, or Regulation D thereunder.

Item 1.01 of this Form 8-K, which contains a description of the Merger Agreement and the Offering, is incorporated into this Item 3.02 by reference.

Safe Harbor Statement

This Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected timing for the closing of the Merger and the Offering. These statements are based on the current expectations or beliefs of our management, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to (1) changes in economic, business, competitive, technological and/or regulatory factors, (2) failure of the closing conditions in the Merger Agreement or Offering to be satisfied and (3) other factors affecting the operation of the respective businesses of us and Company. These and other risks are detailed from time to time in our periodic reports that are filed with the Securities and Exchange Commission, including our annual report on Form 10-KSB for the year ended December 31, 2005. We are under no obligation to, and expressly disclaim any such obligation to, update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated November 17, 2006 issued by Neuro-Hitech, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEURO-HITECH, INC.

Date: November 17, 2006	By:	/s/ David Barrett
David Barrett
Chief Financial Officer